UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006 (September 29, 2006)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 29, 2006, Behringer Harvard Alexan Nevada, LLC (“Alexan Nevada”), a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, LP, entered into a mezzanine loan agreement (the “Senior Mezzanine Loan”) with SW 109 Wagon Wheel SM LLC (“109 Wagon Wheel”), an unaffiliated third party, and an additional mezzanine loan agreement (the “Junior Mezzanine Loan”) with SW 108 Wagon Wheel JM LLC (“108 Wagon Wheel”), an unaffiliated third party (collectively, the “Mezzanine Loans”).  Behringer Harvard Opportunity OP I, LP is the operating partnership of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”).  The aggregate principal amount of the Mezzanine Loans is approximately $9.7 million and accrues interest at 10.5% per annum.  The Mezzanine Loans mature on September 29, 2011.  Alexan Nevada received a loan commitment fee of 3% of the loan amount, or approximately $0.3 million.

The Mezzanine Loans financed the acquisition of land to be used for development into a 213-unit apartment project in Henderson, Nevada to be known as the Alexan at Nevada State Drive (the “Project”).  The Project is owned by SW 106 Wagon Wheel Holdings LLC (“106 Wagon Wheel”), an unaffiliated third party, and collateralizes a mortgage loan from Comerica Bank for approximately $29.0 million (the “Senior Loan”).  106 Wagon Wheel closed on the acquisition of the Project on September 29, 2006, using approximately $9.7 million that was funded under the Mezzanine Loans.

109 Wagon Wheel directly owns 100% of the membership interest of 106 Wagon Wheel.  108 Wagon Wheel directly owns 100% of the membership interest of 109 Wagon Wheel.  The Senior Mezzanine Loan is secured by 109 Wagon Wheel’s 100% membership interest in 106 Wagon Wheel, and the Junior Mezzanine Loan is secured by 108 Wagon Wheel’s 100% membership interest in 109 Wagon Wheel.

The Senior and Junior Mezzanine Loan Agreements, the related Senior and Junior Mezzanine Promissory Notes, and the Senior and Junior Mezzanine Pledge and Security Agreements have been filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K and are incorporated into this Item 1.01 disclosure by reference.

CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger, and Bruce Hart, all unaffiliated third parties, have guaranteed completion of the Project in accordance with the plans and specifications defined in the Senior and Junior Mezzanine Loan Agreements.  The Senior and Junior Mezzanine Completion Guaranty agreements have been filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated into this Item 1.01 disclosure by reference.

In addition, Alexan Nevada and 108 Wagon Wheel have entered into an option agreement (the “Nevada Option Agreement”) whereby Alexan Nevada has an option to purchase 100% of the membership interests of 106 Wagon Wheel and 109 Wagon Wheel (collectively, the “Wagon Wheel Membership Interests”) after the Project’s substantial completion.  If Alexan Nevada does not exercise its option to purchase the Wagon Wheel Membership Interests within 90 days after the Project’s completion, 108 Wagon Wheel may elect to cause Alexan Nevada to purchase the Wagon Wheel Membership Interests pursuant to the terms of the Nevada Option Agreement.  The Nevada Option Agreement has been filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated into this Item 1.01 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: October 5, 2006	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal
and Secretary

EXHIBIT INDEX

10.1         Senior Mezzanine Loan Agreement between SW 109 Wagon Wheel SM LLC and Behringer Harvard Alexan Nevada, LLC

10.2         Junior Mezzanine Loan Agreement between SW 108 Wagon Wheel JM LLC and Behringer Harvard Alexan Nevada, LLC

10.3         Senior Mezzanine Promissory Note made between Behringer Harvard Alexan Nevada, LLC and SW 109 Wagon Wheel SM LLC

10.4         Junior Mezzanine Promissory Note made between Behringer Harvard Alexan Nevada, LLC and SW 108 Wagon Wheel JM LLC

10.5         Senior Mezzanine Pledge and Security Agreement made by Behringer Harvard Alexan Nevada, LLC and SW 109 Wagon Wheel SM LLC

10.6         Junior Mezzanine Pledge and Security Agreement made by Behringer Harvard Alexan Nevada, LLC and SW 108 Wagon Wheel JM LLC

10.7         Senior Mezzanine Completion Guaranty agreement made by CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger and Bruce Hart as guarantors in favor of Behringer Harvard Alexan Nevada, LLC

10.8         Junior Mezzanine Completion Guaranty agreement made by CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger and Bruce Hart as guarantors in favor of Behringer Harvard Alexan Nevada, LLC

10.9         Option Agreement between Behringer Harvard Alexan Nevada, LLC and SW 108 Wagon Wheel JM LLC